Exhibit 23

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 15, 2000, included in or incorporated by reference into Thermo BioAnalysis Corporation's Annual Report on Form 10-K for the year ended January 1, 2000 (except for the matter discussed in Note 15, as to which the date is March 17, 2000), into the Company's previously filed Registration Statement No. 333-61949 on Form S-8, Registration Statement No. 333-80349 on Form S-8, and Registration Statement No. 333-91843 on Form S-8.



                                               Arthur Andersen LLP



Boston, Massachusetts
March 17, 2000